Exhibit 32.1
1st FRANKLIN FINANCIAL CORPORATION
135 EAST TUGALO STREET
P.O. BOX 880
TOCCOA, GEORGIA 30577
TELEPHONE: (706) 886-7571
August 12, 2026
Re:    Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002
Ladies and Gentlemen:
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the quarterly report of 1st Franklin Financial Corporation (the "Company") for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on Form 10-Q on the date hereof (the "Report"), the undersigned officer of the Company certifies, that, to such officer’s knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Jerry J. Harrison, Jr.
Name: Jerry J. Harrison, Jr.
Title: Chief Executive Officer